Exhibit 99.1

Press Release

January 27, 2022

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES RECORD NET INCOME, DECLARES INCREASED QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported 2021 net income was $49.6 million, or $2.95 per diluted common share, compared to 2020 net income of $32.7 million, or $1.98 per diluted common share. Net income for the fourth quarter of 2021 was $11.9 million, or $0.71 per diluted common share, compared to fourth quarter 2020 net income of $8.6 million, or $0.52 per diluted common share. On January 26, 2022, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share, an increase of $0.01 from the prior quarter and representing a record high quarterly dividend for the Company. The dividend is payable on February 23, 2022, to stockholders of record on February 9, 2022.

The Company recorded negative provision for loan losses of $1,500 for the year ended December 31, 2021, compared to provision for loan losses of $12,000 for the year ended December 31, 2020. The provision in 2020 was due to the onset of the global pandemic, whereas 2021 includes a reserve release due to the improving economic outlook.

David Nelson, President and Chief Executive Officer of the Company, commented, “West Bancorporation, Inc. experienced extraordinary financial performance in 2021. Net income increased 52 percent in 2021, compared to 2020, and net interest income increased 15 percent in 2021, compared to 2020. Total assets were $3.5 billion at December 31, 2021, compared to $3.2 billion at December 31, 2020. We experienced loan growth (exclusive of Paycheck Protection Program loan activity) of 16 percent and deposit growth of 12 percent in 2021. Our credit quality continues to improve as classified and impaired loans were paid down and paid off. As of December 31, 2021, the Texas ratio declined to 3.10 percent and there were no loans past due more than 30 days.”

David Nelson added, “We currently have four new bank building projects in various stages of planning and development. These buildings represent our commitment to our customers, our employees and the communities we serve as we continue our pursuit of excellence.”

The Company will file its report on Form 10-K with the Securities and Exchange Commission on or before February 24, 2022. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-K will be available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, January 28, 2022. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until February 11, 2022, by dialing 877-344-7529. The replay passcode is 3153348.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has seven offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, including due to supply chain disruptions, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures, including from non-bank competitors such as “fintech” companies; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; changes in local, national and international economic conditions, including rising rates of inflation; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government, including anticipated rate increases; acts of war or terrorism, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; changes to U.S. tax laws, regulations and guidance; liquidity risk due to excess liquidity at the Company’s bank subsidiary; talent and labor shortages; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	December 31, 2021	December 31, 2020
Assets
Cash and due from banks	$17,555	$77,693
Federal funds sold	175,270	318,742
Securities available for sale, at fair value	758,822	420,571
Federal Home Loan Bank stock, at cost	9,965	11,723
Loans	2,456,196	2,280,575
Allowance for loan losses	(28,364)	(29,436)
Loans, net	2,427,832	2,251,139
Premises and equipment, net	34,568	29,077
Bank-owned life insurance	43,609	42,686
Other assets	32,580	34,113
Total assets	$3,500,201	$3,185,744

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$720,136	$696,731
Interest-bearing:
Demand	548,242	553,881
Savings	1,550,636	1,274,254
Time of $250 or more	53,019	46,907
Other time	143,972	129,221
Total deposits	3,016,005	2,700,994
Federal funds purchased	2,880	5,375
Other borrowings	196,986	217,010
Other liabilities	24,002	38,670
Stockholders’ equity	260,328	223,695
Total liabilities and stockholders’ equity	$3,500,201	$3,185,744

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
CONSOLIDATED STATEMENTS OF INCOME	2021	2020	2021	2020
Interest income
Loans, including fees	$24,179	$23,536	$95,585	$90,668
Securities	3,419	2,162	11,403	9,261
Other	66	48	292	304
Total interest income	27,664	25,746	107,280	100,233
Interest expense
Deposits	2,055	1,913	7,948	11,256
Federal funds purchased	1	2	5	23
Other borrowings	1,006	1,341	4,268	6,121
Total interest expense	3,062	3,256	12,221	17,400
Net interest income	24,602	22,490	95,059	82,833
Provision for loan losses	—	4,000	(1,500)	12,000
Net interest income after provision for loan losses	24,602	18,490	96,559	70,833
Noninterest income
Service charges on deposit accounts	603	617	2,352	2,360
Debit card usage fees	505	427	1,948	1,632
Trust services	633	601	2,671	2,078
Increase in cash value of bank-owned life insurance	233	166	923	593
Loan swap fees	24	—	66	1,572
Realized securities gains (losses), net	—	(4)	51	77
Other income	350	297	1,718	1,290
Total noninterest income	2,348	2,104	9,729	9,602
Noninterest expense
Salaries and employee benefits	5,928	5,577	23,226	21,591
Occupancy	1,532	1,228	5,162	4,879
Data processing	630	575	2,465	2,331
FDIC insurance	460	330	1,818	1,210
Other expenses	3,321	2,205	10,709	9,043
Total noninterest expense	11,871	9,915	43,380	39,054
Income before income taxes	15,079	10,679	62,908	41,381
Income taxes	3,169	2,125	13,301	8,669
Net income	$11,910	$8,554	$49,607	$32,712

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2021
4th Quarter	$0.72	$0.71	$0.24	$34.50	$29.30
3rd Quarter	0.77	0.76	0.24	31.98	26.26
2nd Quarter	0.80	0.79	0.24	29.90	23.92
1st Quarter	0.71	0.70	0.22	26.78	18.86

2020
4th Quarter	$0.52	$0.52	$0.21	$21.79	$15.53
3rd Quarter	0.49	0.49	0.21	17.99	15.50
2nd Quarter	0.48	0.48	0.21	20.67	14.50
1st Quarter	0.49	0.49	0.21	25.68	13.74
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended December 31,		Year Ended December 31,
SELECTED FINANCIAL MEASURES	2021	2020	2021	2020
Return on average assets	1.38%	1.15%	1.52%	1.19%
Return on average equity	18.51%	15.54%	20.33%	15.49%
Net interest margin on a FTE basis (1)	3.00%	3.20%	3.05%	3.20%
Efficiency ratio (1)(2)	43.32%	39.99%	40.91%	41.96%

			As of December 31,
			2021	2020
Texas ratio (2)			3.10%	6.40%
Allowance for loan losses ratio			1.15%	1.29%
Allowance for loan losses ratio, excluding PPP loans (1)(3)			1.17%	1.40%
Tangible common equity ratio			7.44%	7.02%
(1) Non-GAAP financial measures - see reconciliation below
(2) A lower ratio is more desirable
(3) Paycheck Protection Program (PPP)

Definitions of ratios:
•Return on average assets - annualized net income divided by average assets.
•Return on average equity - annualized net income divided by average stockholders’ equity.
•Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.
•Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
•Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.
•Allowance for loan losses ratio - allowance for loan losses divided by total loans.
•Allowance for loan losses ratio, excluding PPP loans - allowance for loan losses divided by total loans minus the amount of PPP loans.
•Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This press release contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, efficiency ratio on an adjusted and FTE basis, loans, net of PPP loans and allowance for loan losses ratio, excluding PPP loans, to their most directly comparable measures under GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$24,602	$22,490	$95,059	$82,833
Tax-equivalent adjustment (1)	397	191	1,202	707
Net interest income on a FTE basis (non-GAAP)	24,999	22,681	96,261	83,540
Average interest-earning assets	3,309,625	2,822,563	3,152,138	2,614,342
Net interest margin on a FTE basis (non-GAAP)	3.00%	3.20%	3.05%	3.20%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$24,999	$22,681	$96,261	$83,540
Noninterest income	2,348	2,104	9,729	9,602
Adjustment for realized securities (gains) losses, net	—	4	(51)	(77)
Adjustment for losses on disposal of premises and equipment, net	55	6	84	9
Adjusted income	27,402	24,795	106,023	93,074
Noninterest expense	11,871	9,915	43,380	39,054
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	43.32%	39.99%	40.91%	41.96%

			As of December 31,
			2021	2020
Reconciliation of allowance for loan losses ratio, excluding PPP loans:
Loans outstanding (GAAP)			$2,456,196	$2,280,575
Less: PPP loans			(22,206)	(180,757)
Loans, net of PPP loans (non-GAAP)			2,433,990	2,099,818
Allowance for loan losses			28,364	29,436
Allowance for loan losses ratio, excluding PPP loans (non-GAAP) (3)			1.17%	1.40%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.
(3)    Management believes that presenting the allowance for loan losses as a percentage of total loans excluding PPP loans is useful in assessing the credit quality of the Company’s core portfolio.